SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 2, 2001

WEBCATALYST, Inc.
(Exact Name of Registrant as Specified in Charter)

GEORGIA (State or Other Jurisdiction of Incorporation)	000-28721 (Commission File No.)	58-2321232 (IRS Employer Identification No.)

6690 Jones Mill Court, Suite A
Norcross, Georgia 30092
(Address of Principal Executive Offices) (Zip Code)

(770) 448-4150
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

(a)		Previous independent accountants

	i)	On January 29, 2001, by mutual understanding the Registrant and Grant Thornton LLP (“Grant Thornton”) agreed that Grant Thornton would no longer serve as the Registrant’s independent accountant.

	ii)	The reports of Grant Thornton on the Registrant’s financial statements for the years ended December 31, 1999 and December 31, 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. However, their reports for fiscal year ending December 31, 1999 and December 31, 1998 include an explanatory paragraph that describes the uncertainty over the Registrant’s ability to continue as a going concern as described in Note C to the financial statements.

	iii)	In connection with the audits of the Registrant’s consolidated financial statements for each of the two most recent fiscal years, and in the subsequent interim period, there have been no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference thereto in their report on the Registrant’s financial statements.

	iv)	The Registrant has requested and Grant Thornton has furnished the Registrant with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of this letter is included as an exhibit to this Form 8-K.

(b)		New independent accountants

The Registrant is currently seeking a firm to serve as its principal independent accountants. The Registrant has authorized Grant Thornton to respond fully to any inquiries of the successor accountant.

Item 5. Other Events.

(a)	On January 2, 2001, Stephen B. Brannon entered into a Stock Purchase Agreement with various purchasers to sell 3,130,525 shares of the Common Stock he owned in the Registrant, along with nonqualified stock options to purchase an additional 1,802,757 shares of the Common Stock of the Registrant. The following is a summary of the important terms of the Stock Purchase Agreement; for all of the terms and a complete understanding of that agreement, the full text should be read and we have attached it as an exhibit to this filing.

Stephen B. Brannon agreed to sell 3,130,525 shares of the common stock of the Registrant (the “Shares”) and nonqualified options to purchase an additional 1,802,757 shares of the common stock of the Registrant (the “Option Shares”) to certain purchasers, as listed in Schedule A of the Agreement (collectively, the “Purchasers”). The Purchasers collectively paid Seven Thousand Six Hundred Ninety Two and 32/100 Dollars ($7,692.32) for the Shares and Option Shares.

After the transaction and as of February 9, 2001, the following are the beneficial owners, known to us, of more than 5% of the Common Stock of the Registrant:

Percentage of Shares
Shareholder Name	Beneficially Owned

Donald B. Sallee	34.42%
Truco Enterprises, Inc.	16.61%
Paul T. Mannion, Jr.	15.99%
Andrew S. Reckles	15.37%
AMRO International, S.A.	9.90%
Wadsworth Ventures	9.87%
Thomas J. Shields, Jr.	7.97%

(b)	Mr. Stephen B. Brannon resigned as President and CEO of the Registrant as of January 5, 2001. Prior to his resignation, Mr. Brannon appointed Messrs. Paul Mannion and Mark Popkin as Managing Agents of the Corporation, with either individual being empowered to act on behalf of the Registrant as if such individual were President of the Registrant. This appointment was approved by the Board of Directors.

Item 6. Resignations of Registrant’s Directors.

      Mr. Stephen B. Brannon Resigned as Chairman of the Board of Directors of the Registrant as of January 5, 2001. Further, Mr. Brannon, prior to his resignation, and in accordance with the Bylaws of the Company, appointed Mr. Max Povolotsky to succeed him as sole Director of the Company.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

2.1	Stock Purchase Agreement dated January 2, 2001, by and among Stephen B. Brannon and multiple investors (as listed in Schedule A to the Agreement).

16.1	Grant Thornton LLP letter of resignation as principal independent accountants dated January 29, 2001.

16.2	Grant Thornton LLP letter stating agreement with matters stated herein dated February 9, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

WebCatalyst, Inc.

Date: February 9, 2001	By: /s/ Max Povolotsky

Max Povolotsky Chairman of the Board

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